Exhibit (h)(28)

Officer No.10607 $1,000,000.00	Note No. 0904868858/18 Dated: August 1, 2012 Amended: August l, 2015 Amended: August 1, 2017 Amended: July 31, 2022

AMENDMENT TO REVOLVING NOTE

This Amendment to Revolving Note is dated as of July 31, 2022 to that certain Revolving Note made by Commonwealth International Series Trust, a Massachusetts business trust, as borrower (“Borrower”) payable to the order of Fifth Third Bank, National Association, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (together with its successors and assigns, as payee, the “Lender”), in the original principal amount of $3,500,000.00 dated August 1, 2012, as amended August 1, 2015 to reduce the principal amount to $2,000,000, and as most recently amended August 1, 2017 to amend and restate the Interest Rate (together with all previous amendments or modifications thereto, the “Note”).

WHEREAS, Borrower and Lender have agreed to amend the Note on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, intending to be legally bound, Borrower and Lender hereby agree as follows:

1. The principal amount of the Note is being reduced from $2,000,000.00 to $1,000,000.00. Accordingly all references of $2,000,000.00 in the Note are hereby changed to $1,000,000.00 and the first paragraph of the Note is hereby amended in its entirety to read as follows:

COMMONWEALTH INTERNATIONAL SERIES TRUST, a Massachusetts business trust (the “Borrower”), for value received, hereby promises to the order of FIFTH THIRD BANK, NATIONAL ASSOCIATION (the “Bank”) at its offices, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in the lawful money of the United State of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000.00) or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Amended and Restated Revolving Credit Agreement dated as of August 1, 2012 by and between Borrower and Bank, as may be amended from time to time (the “Agreement”).

2. The interest rate applicable to the Note is hereby changed to be the Interest Rate (as defined in the Agreement).

3. This Amendment is a continuation of the Note and shall not be construed as a novation or extinguishment of the obligations arising under the Note as originally issued, and the issuance of this Amendment shall not affect the priority of any security interest granted in connection with the Note.

4. Except as modified hereby, the Note remains unaltered and in full force and effect. This Amendment shall be considered an integral part of the Note, and all references to the Note in the Note itself or any other Loan Documents shall, on and after the date of this Amendment, be deemed to be references to the Note as amended by this Amendment.

IN WITNESS WHEREOF, the Borrower has executed this Amendment as of the date written above.

BORROWER:

COMMONWEALTH INTERNATIONAL SERIES TRUST

By:	/s/ Robert W. Scharar
Robert W. Scharar, President

STATE OF	TEXAS	)
		)	SS:
COUNTY OF	HARRIS	)

The foregoing instrument was acknowledged before me this 1st day of August, 2022, by Robert W. Scharar, President of Commonwealth International Series Trust, on behalf of the Trust.

/s/ Amsale Teferra
Notary Public
My Commission Expires:	July 8, 2025

ACCEPTED AND AGREED

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Cheri Padgett
Cheri Padgett, Assistant Vice President

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AMENDMENT TO
AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Amendment”) is entered into as of July 31, 2022 by and between COMMONWEALTH INTERNATIONAL SERIES TRUST, a Massachusetts business trust (the “Borrower”) and FIFTH THIRD BANK, NATIONAL ASSOCIATION (the “Bank”).

WHEREAS, the Borrower and the Bank entered into a certain Amended and Restated Revolving Credit Agreement dated as of August 1, 2012, as amended from time to time (the “Agreement”); and

WHEREAS, the Borrower and Bank mutually desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Modifications to the Agreement.

1.1. Except as otherwise defined herein, capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement as amended hereby.

1.2. On the date of this Amendment, Borrower agrees to pay to Bank an upfront commitment fee equal to $1,000.00.

1.3. The following definition contained in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Rate” means the Prime Rate plus 0.00% per annum, but in no event shall the Prime Rate be less than 0.00% per annum.

1.4. Section 2.l(a) of the Agreement is hereby amended and restated to read as follows:

Section 2.1. Revolving Credit Loans. (a) Subject to the terms and conditions hereof, Bank hereby extends to Borrower a line of credit facility (the “Facility”) under which Bank may make loans (the “Loans”) to Borrower on behalf of any of the Funds from time to time during the term of this Agreement, in an amount up to $1,000,000; provided, however, the Borrower shall not at any time incur borrowings with respect to the Funds such that the aggregate Loans then outstanding would exceed $1,000,000. Notwithstanding the foregoing, in no event may Borrower borrow an amount on behalf of any Fund that would exceed the Fund’s Borrowing Limit on the day that any Loan is requested hereunder. Bank shall have sole discretion at all times as to whether or not to make any Loans. Borrower may borrow and reborrow hereunder, provided that the principal amount of all Loans outstanding at any one time to Borrower, shall not exceed $1,000,000 in the aggregate.

1.5. The first sentence of Section 2.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

Section 2.5 Term of Facility. Except as otherwise provided in this Section 2.5, the term of the Facility shall expire on July 31, 2024, and the entire outstanding principal balance of the Note, and all accrued interest, shall become due and payable not later than that date in the event that any principal or accrued interest has not been previously repaid.

Section 2. Miscellaneous Provisions.

2.1. Borrower hereby ratifies and agrees that except for this Amendment, all provisions of the Agreement and all other agreements and instruments executed by Borrower in connection with the Agreement remain in full force and effect.

2.2. This Amendment is an instrument in writing as contemplated by Section 8.3 of the Agreement, it may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement and is effective to modify the Agreement as set forth herein.

2.3. From and after the effective date of this Amendment, all references to the Agreement, in the Agreement and in each of the other Loan Documents shall be deemed to be references to the Agreement as amended pursuant to this Amendment.

2.4. This Amendment shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, neither Borrower nor Bank may assign any of its respective rights or delegate any of its respective obligations hereunder without the prior written consent of the other.

2.5. Bank and Borrower expressly agree that the obligations of Borrower hereunder, and under the Agreement, shall not be binding upon any of Borrower’s directors, shareholders, nominees, officers, agents or employees personally. The execution and delivery of this Amendment has been authorized by Borrower’s directors, and this Amendment has been signed and delivered by an authorized officer of Borrower, acting as such, and neither such authorization by the directors nor such execution and delivery by the directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

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IN WITNESS WHEREOF, Borrower and Bank have executed this Amendment to Amended and Restated Revolving Credit Agreement by their duly authorized officers as of the date first above written.

COMMONWEALTH INTERNATIONAL SERIES TRUST

By:	/s/ Robert W. Scharar
Robert W. Scharar, President

STATE OF	TEXAS	)
		)	SS:
COUNTY OF	HARRIS	)

The foregoing instrument was acknowledged before me this 1st day of August, 2022, by Robert W. Scharar, President of Commonwealth International Series Trust, on behalf of the Trust.

/s/ Amsale Teferra
Notary Public
	My Commission Expires:	July 8, 2025

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Cheri Padgett
Cheri Padgett, Assistant Vice President

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CLOSING STATEMENT

BORROWER:	COMMONWEALTH INTERNATIONAL SERIES TRUST
OBLIGOR/OBLIGATION #:	0904868858/18
LENDER:	FIFTH THIRD BANK, NATIONAL ASSOCIATION
LOAN:	Revolving Loan
CLOSING DATE:	July 31, 2022

USE OF FUNDS

Lender’s Loan Commitment Fee	$1,000.00
Lender’s Fees Due	$1,410.83
$500.00 Note Processing Fee - Waived Lender’s Attorney Fees	$1,500.00

TOTAL USES:		$3,910.83

BORROWER CREDITS

None
TOTAL CREDITS	0
NET FUNDS REQUIRED AT CLOSING	$3,910.83

SOURCES OF FUNDS

Check Applicable Box
☐	Check Enclosed
☐	Debit Account ending in #__________
☐	Draw on Loan
☐	Bill Customer via AFS
☒	Paid Directly by Borrower via Check	$3,910.83	$3,910.83

	TOTAL SOURCES		$3,910.83

DISBURSEMENTS

1.	Graydon	$1,500.00
2.	Fifth Third Bank, National Association	$2,410.83

TOTAL DISBURSEMENTS	$3,910.83

The undersigned Borrower has carefully revised this Closing Statement, and agrees that it is a true and accurate statement of all receipts and disbursements made in this transaction, and hereby approves/accepts this Closing Statement, and agrees that the monies should be disbursed as set forth above.

BORROWER:

COMMONWEALTH INTERNATIONAL SERIES TRUST

By:	/s/ Robert W. Scharar
Robert W. Scharar, President

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